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                                                                         m(1)(a)

                            MASTER DISTRIBUTION PLAN
                                       OF
                          AIM VARIABLE INSURANCE FUNDS
                               (SERIES II SHARES)


         SECTION 1. AIM Variable Insurance Funds, a Delaware business trust (the "Fund"), on behalf of the series of shares of beneficial interest set forth in Schedule A to this plan (the "Portfolios"), may act as a distributor of the Series II Shares of such Portfolios as described in Schedule A to this plan (the "Shares") of which the Fund is the issuer, pursuant to Rule12b-1 under the Investment Company Act of 1940 (the "1940 Act"), according to the terms of this Distribution Plan (the "Plan").

         SECTION 2. The Fund may incur as a distributor of the Shares, expenses at the rates set forth in Schedule A per annum of the average daily net assets of the Fund attributable to the Shares, subject to any applicable limitations imposed from time to time by applicable rules of the National Association of Securities Dealers, Inc.

         SECTION 3. Amounts set forth in Schedule A may be expended when and if authorized in advance by the Fund's Board of Trustees. Such amounts may be used to finance any activity which is primarily intended to result in the sale of the Shares, including, but not limited to:

         (a) Expenses relating to the development, preparation, printing and distribution of advertisements and sales literature and other promotional materials describing and/or relating to the Fund;

         (b) expenses of training sales personnel regarding the Fund;

         (c) expenses of organizing and conducting seminars and sales meetings designed to promote the distribution of the Shares;

         (d) compensation to financial intermediaries and broker-dealers to pay or reimburse them for their services or expenses in connection with the distribution of the Shares to fund variable annuity and variable insurance contracts investing directly in the Shares;

         (e) compensation to sales personnel in connection with the allocation of cash values and premium of variable annuity and variable insurance contracts to investments in the Shares;

         (f) compensation to and expenses of employees of A I M Distributors, Inc. ("Distributors"), including overhead and telephone expenses, who engage in the distribution of the Shares; and

         (g) the costs of administering the Plan.

         To the extent that amounts paid hereunder are not used specifically to reimburse Distributors for any such expense, such amounts may be treated as compensation for Distributors' distribution-related services. All amounts expended pursuant to the Plan shall be paid to Distributors and are the legal obligation of the Fund and not of Distributors. No provision of this Plan shall be interpreted

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to prohibit any payments by the Fund during periods when the Fund has suspended or otherwise limited sales.

         SECTION 4. Any amendment to this Plan that requires the approval of the shareholders pursuant to Rule 12b-1 under the 1940 Act shall become effective upon the approval of such amendment by a "majority of the outstanding voting securities" (as defined in the 1940 Act), provided that the Board of Trustees of the Fund has approved such amendment in accordance with the provisions of
Section 5 of this Plan.

         SECTION 5. This Plan, any amendment to this Plan and any agreements related to this Plan shall become effective immediately upon the receipt by the Fund of both (a) the affirmative vote of a majority of the Board of Trustees of the Fund, and (b) the affirmative of a majority of those trustees of the Fund who are not "interested persons" of the Fund (as defined in the 1940 Act) and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Dis-interested Trustees"), cast in person at a meeting called for the purpose of voting on this Plan or such agreements. Notwithstanding the foregoing, no such amendment that requires the approval of the shareholders of the Fund shall become effective until such amendment has been approved by the shareholders in accordance with the provisions of Section 4 of this Plan.

         SECTION 6. Unless sooner terminated pursuant to Section 8, this Plan shall continue in effect until June 30, 2002 and thereafter shall continue in effect so long as such continuance is specifically approved, at least annually, in the manner provided for approval of this Plan in Section 5.

         SECTION 7. Distributors shall provide to the Fund's Board of Trustees and the Board of Trustees shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

         SECTION 8. This Plan may be terminated at any time by vote of a majority of the Dis-interested Trustees, or by vote of a majority of the outstanding voting securities of the Shares. If this Plan is terminated, the obligation of the Fund to make payments pursuant to this Plan will also cease and the Fund will not be required to make any payments beyond the termination date even with respect to expenses incurred prior to the termination date.

         SECTION 9. Any agreement related to this Plan shall be made in writing, and shall provide:

         (a) that such agreement may be terminated at any time, without payment of any penalty, by vote of a majority of the Dis-interested Trustees or by a vote of the outstanding voting securities of the Fund attributable to the Shares, on not more than sixty (60) days' written notice to any other party to the agreement; and

         (b) that such agreement shall terminate automatically in the event of its assignment.

         SECTION 10. This Plan may not be amended to increase materially the amount of distribution expenses provided for in Section 2 hereof unless such amendment is approved in the manner provided in Section 4 hereof, and no material amendment to the Plan shall be made unless approved in the manner provided for in Section 5 hereof.


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  AIM VARIABLE INSURANCE FUNDS
  (on behalf of its Series II Shares)


  Attest: /s/ JIM COPPEDGE                    By: /s/ CAROL F. RELIHAN
         -------------------------------         -------------------------------
         Assistant Secretary                      Senior Vice President

 Effective as of July 16, 2001.


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                                   SCHEDULE A
                                       TO
                            MASTER DISTRIBUTION PLAN
                                       OF
                          AIM VARIABLE INSURANCE FUNDS
                               (SERIES II SHARES)
                               (DISTRIBUTION FEE)

        The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for each Portfolio (or Class thereof) designated below, a Distribution Fee determined by applying the annual rate set forth below as to each Portfolio (or Class thereof) to the average daily net assets of the Portfolio (or Class thereof) for the plan year, computed in a manner used for the determination of the offering price of shares of the Portfolio.

                                                          DISTRIBUTION
         PORTFOLIO:                                          FEE:
         ----------                                       ------------

         AIM V.I. Aggressive Growth Fund                    0.25%
         AIM V.I. Balanced Fund                             0.25%
         AIM V.I. Blue Chip Fund                            0.25%
         AIM V.I. Capital Appreciation Fund                 0.25%
         AIM V.I. Capital Development Fund                  0.25%
         AIM V.I. Dent Demographic Trends Fund              0.25%
         AIM V.I. Diversified Income Fund                   0.25%
         AIM V.I. Global Utilities Fund                     0.25%
         AIM V.I. Government Securities Fund                0.25%
         AIM V.I. Growth and Income Fund                    0.25%
         AIM V.I. Growth Fund                               0.25%
         AIM V.I. High Yield Fund                           0.25%
         AIM V.I. International Equity Fund                 0.25%
         AIM V.I. Money Market Fund                         0.25%
         AIM V.I. New Technology Fund                       0.25%
         AIM V.I. Value Fund                                0.25%




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